Exhibit 21.1

LSB INDUSTRIES, INC.

SUBSIDIARY LISTING

December 31, 2016

LSB INDUSTRIES, INC. (Direct subsidiaries in bold italics)

Consolidated Industries L.L.C. (f/k/a Consolidated Industries Corp.)

LSB Chemical L.L.C. (f/k/a/ LSB Chemical Corp.)

Cherokee Nitrogen L.L.C. (f/k/a Cherokee Nitrogen Company)

Chemical Properties L.L.C.

El Dorado Chemical Company

EDC Ag Products Company L.L.C.

Chemex I Corp. (f/k/a Slurry Explosive Corporation)

El Dorado Ammonia L.L.C.

El Dorado Nitric L.L.C. (f/k/a El Dorado Nitric Company, f/k/a El Dorado Nitrogen Company, f/k/a LSB Nitrogen Corporation, f/k/a LSB Import Corp.)

El Dorado Acid, L.L.C. (General Partner of El Dorado Nitrogen, L.P.)

El Dorado Nitrogen, L.P. (1% ownership)

El Dorado Acid II, L.L.C. (Limited Partner of El Dorado Nitrogen, L.P.)

El Dorado Nitrogen, L.P. (99% ownership)

Pryor Chemical Company (f/k/a Pryor Plant Chemical Company, f/k/a LSB Financial Corp.)

Zena Energy L.L.C.

Summit Machine Tool Manufacturing L.L.C. (f/k/a Summit Machine Tool Manufacturing Corp.)

TRISON Construction, Inc.

entities\lsb_2017 sub